Calculation of Filing Fee Tables
S-3
DIGITAL REALTY TRUST, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(o)			$ 7,500,000,000.00	0.0001381	$ 1,035,750.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,500,000,000.00		$ 1,035,750.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 87,244.59
			Net Fee Due:						$ 948,505.41
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration Nos. 333-293494 and 333-293494-01), filed on February 17, 2026, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Digital Realty Trust, Inc.	S-3	333-270596	12/23/2024		$ 87,244.59	Equity	Common Stock, $0.01 par value per share		$ 569,853,667.18
Fee Offset Sources		Digital Realty Trust, Inc.	S-3	333-270596		12/23/2024						$ 448,009.62
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registration Statement on Form S-3 (Registration No. 333-270596) filed on March 16, 2023 (the "Prior Registration Statement") terminated effective upon the filing of a Registration Statement on Form S-3 (Registration Nos. 333-293494 and 333-293494-01) filed on February 17, 2026 (the "Current Registration Statement").

Offset Note
[2]	Digital Realty Trust, Inc. (the "Company") is registering shares of common stock having a proposed maximum aggregate offering price of up to $7,500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having an aggregate offering price of up to $3,000,000,000, offered by means of a prospectus supplement dated December 23, 2024 (the "December 2024 Prospectus Supplement") and an accompanying prospectus dated March 16, 2023 pursuant to the Prior Registration Statement. In connection with the filing of the December 2024 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $448,009.62, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the December 2024 Prospectus Supplement that were not unsold securities registered pursuant to a prior prospectus supplement. The Prior Registration Statement terminated effective upon the filing of the Current Registration Statement. The Company subsequently filed a prospectus supplement dated February 17, 2026 (the "February 2026 Prospectus Supplement" and, together with the December 2024 Prospectus Supplement, the "Prior Prospectus Supplements") and an accompanying prospectus dated February 17, 2026, pursuant to the Current Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,886,352,255.50, which represented the unsold portion of the securities previously registered pursuant to the December 2024 Prospectus Supplement and Prior Registration Statement, and accordingly, the Company did not make a contemporaneous fee payment in accordance with Rule 415(a)(6). Shares of common stock having a proposed maximum aggregate offering price of $1,316,498,588.32 have been sold as of the date hereof pursuant to the February 2026 Prospectus Supplement. Shares of common stock having a proposed maximum offering price of $569,853,667.18 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplements. Pursuant to Rule 457(p) under the Securities Act, $87,244.59 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder is offset against the registration fee of $1,035,750 due for this offering. The remaining balance of the registration fee, $948,505.41, has been paid in connection with the filing of the Current Prospectus Supplement. The Company has terminated the offerings that included the unsold securities under the Prior Prospectus Supplements.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $7,500,000,000.00. The prospectus is a final prospectus for the related offering.